ADVISORY AGREEMENT

                   AllianceBernstein Institutional Funds, Inc.
                           1345 Avenue Of The Americas
                            New York, New York 10105

                                        November 14, 1997,
                                        as amended as of May 1, 1999,
                                        July 20, 2000, and
                                        September 7, 2004

Alliance Capital Management L.P.
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:

          AllianceBernstein Institutional Funds, Inc. herewith confirms our agreement with you as follows:

          1. We are an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"). We currently have three portfolios, AllianceBernstein Premier Growth Institutional Fund ("Premier Growth"), AllianceBernstein Real Estate Investment Institutional Fund ("Real Estate"), AllianceBernstein Small Cap Growth Institutional Fund ("Small Cap Growth") and (each, a "portfolio") as described in the prospectuses and the statements of additional information constituting parts of our Registration Statement on Form N-1A filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the Act (the "Registration Statement"). We propose to engage in the business of investing and reinvesting the assets of each portfolio in securities ("portfolio assets") of the type and in accordance with the limitations specified in our Articles of Incorporation, By-Laws and Registration Statement, and any representations made in our prospectuses and statements of additional information, all in such manner and to such extent as may from time to time be authorized by our Board of Directors. We enclose a copy of each of the documents listed above and will from time to time furnish you with any amendments thereof.

          2. (a) With respect to each portfolio, we hereby employ you to manage the investment and reinvestment of portfolio assets and, without limiting the generality of the foregoing, to provide management and other services specified below.

               (b) You will make decisions with respect to all purchases and sales of portfolio assets. To carry out such decisions, you are hereby authorized, as our agent and attorney-in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of our assets. In all purchases, sales and other transactions in each of our portfolios you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as we might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

               (c) You will report to our Board of Directors at each meeting thereof all changes in each portfolio since the prior report, and will also keep us in touch with important developments affecting any portfolio and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual issuers whose securities are included in our portfolios, the industries in which they engage, or the conditions prevailing in the economy generally. You will also furnish us with such statistical and analytical information with respect to securities in each of our portfolios as you may believe appropriate or as we reasonably may request. In making such purchases and sales in any of our portfolios, you will bear in mind the policies set from time to time by our Board of Directors as well as the limitations imposed by our Articles of Incorporation and in our Registration Statement, in each case as amended from time to time, the limitations in the Act and of the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies and the respective investment objective or investment objectives, policies and practices, including restrictions, applicable to each of our portfolios.

               (d) It is understood that you will from time to time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you. No obligation may be incurred on our behalf in any such respect. During the continuance of this Agreement and at our request you will provide to us persons satisfactory to our Board of Directors to serve as our officers. You or your affiliates will also provide persons, who may be our officers, to render such clerical, accounting and other services to us as we may from time to time request of you. Such personnel may be employees of you or your affiliates. We will pay to you or your affiliates the cost of such personnel for rendering such services to us, provided that all time devoted to the investment or reinvestment of the portfolio assets shall be for your account. Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties. Furthermore, you or your affiliates shall furnish us without charge with such management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject. You or your affiliates shall also be responsible for the payment of any expenses incurred in promoting the sale of our shares (other than the portion of the promotional expenses to be borne by us in accordance with an effective plan pursuant to Rule 12b-1 under the Act and the costs of printing our prospectuses and reports to shareholders and fees related to registration with the Commission and with state regulatory authorities).

          3. We hereby confirm that we shall be responsible and hereby assume the obligation for payment of all of our expenses, including: (a) payment to you of the fees provided for in paragraph 5 below; (b) custody, transfer and dividend disbursing expenses; (c) fees of directors who are not your affiliated persons; (d) legal and auditing expenses; (e) clerical, accounting and other office costs; (f) the cost of personnel providing services to us, as provided in subparagraph (d) of paragraph 2 above; (g) costs of printing our prospectuses and shareholder reports; (h) cost of maintenance of our corporate existence; (i) interest charges, taxes, brokerage fees and commissions; (j) costs of stationery and supplies; (k) expenses and fees related to registrations and filings with the Commission and with state regulatory authorities; and (l) such promotional, shareholder servicing and other expenses as may be contemplated by one or more effective plans pursuant to Rule 12b-1 under the Act or one or more duly approved and effective non-Rule 12b-1 shareholder servicing plans, in each case provided, however, that our payment of such promotional, shareholder servicing and other expenses shall be in the amounts, and in accordance with the procedures, set forth in such plan or plans.

          4. We shall expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

          5. In consideration of the foregoing, we will pay you with respect to each of Premier Growth and Small Cap Growth, we will pay you a fee at an annualized rate of .75 of 1.00% of the first $2.5 billion, .65 of 1.00% of the excess over $2.5 billion up to $5 billion and .60 of 1.00% of the excess over $5 billion of the average daily net assets of Premier Growth and Small Cap Growth, respectively. With respect to Real Estate, we will pay you a fee at an annualized rate of .55 of 1.00% of the first $2.5 billion, .45 of 1.00% of the excess over $2.5 billion up to $5 billion and .40 of 1.00% of the excess over $5 billion of the average daily net assets of Real Estate. These fees shall be payable in arrears on the last day of each calendar month for services performed hereunder during such month. 6. This Agreement shall remain in effect as to each of the portfolios named above until November 5, 1999 and continue in effect thereafter with respect to a portfolio only so long as its continuance with respect to that portfolio is specifically approved annually by our Board of Directors or by vote of a majority of the outstanding voting securities (as defined in the Act) of such portfolio, and, in either case, by vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of our Directors who are not parties to this Agreement or interested persons, as defined in the Act, of any party to this Agreement (other than as our Directors), and provided further, however, that if the continuation of this Agreement is not approved as to a portfolio, you may continue to render to such portfolio the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon the effectiveness of this Agreement, it shall supersede all previous agreements between us covering the subject matter hereof. This Agreement may be terminated with respect to any portfolio at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities (as defined in the Act) of such portfolio, or by a vote of our Board of Directors on 60 days' written notice to you, or by you with respect to any portfolio on 60 days' written notice to us.

          7. This Agreement shall not be amended as to any portfolio unless such amendment is approved by vote of a majority of the outstanding voting securities (as defined in the Act) of such portfolio, and by vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of our Directors who are not parties to this Agreement or interested persons, as defined in the Act, of any party to this Agreement (other than as our Directors). Shareholders of a portfolio not affected by any such amendment shall have no right to vote with respect to such amendment.

          8. As to any particular portfolio, this Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and as to such portfolio, this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Commission thereunder.

          9. (a) Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the officers or directors of Alliance Capital Management Corporation, your general partner, who may also be a Director, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Act), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other trust, corporation, firm, individual or association.

               (b) You will notify us of any change in the general partners of your partnership within a reasonable time after such change.

          10. If you cease to act as our investment adviser, or, in any event, if you so request in writing, we agree to take all necessary action to change our name to a name not including the terms "Alliance," "Bernstein" or "AllianceBernstein." You may from time to time make available without charge to us for our use such marks or symbols owned by you, including marks or symbols containing the terms "Alliance," "Bernstein" or "AllianceBernstein" or any variation thereof, as you may consider appropriate. Any such marks or symbols so made available will remain your property and you shall have the right, upon notice in writing, to require us to cease the use of such mark or symbol at any time.

          11. This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Act.

          If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                        Very truly yours,

                                        ALLIANCEBERNSTEIN INSTITUTIONAL
                                          FUNDS, INC.

                                        By: /s/    Mark R. Manley
                                            ---------------------
                                            Name:  Mark R. Manley
                                            Title: Secretary

Agreed to and accepted as of November 14, 1997, as amended as of May 1, 1999, July 20, 2000 and September 7, 2004

ALLIANCE CAPITAL MANAGEMENT L.P.

By: ALLIANCE CAPITAL MANAGEMENT
    CORPORATION, its general
    partner

By:  /s/    Marc O. Mayer
     --------------------
     Name:  Marc O. Mayer
     Title: Executive Vice President

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